                                                                                                        EXHIBIT 1.3

                                        GREENPOINT MORTGAGE SECURITIES LLC

                                      Asset-Backed Notes, Series [Deal Name]

        Initial Principal Amount                         Class                      Initial Pass-Through Rate
                 $[____]                            Class A-1 Notes                           [___]%
                 $[____]                            Class A-2 Notes                           [___]%
                 $[____]                            Class A-3 Notes                           [___]%

                                 FORM OF UNDERWRITING AGREEMENT (NOTES/ITERATIVE)

                                            [___________] [__], 20[__]

[Underwriter]

Ladies and Gentlemen:

         GreenPoint  Mortgage  Securities LLC, a Delaware limited  liability  company (the “Company”),  proposes to sell to you (also  referred to herein as the  “Underwriter”)  Asset-Backed  Notes,  Series [Deal Name],  Class A-1,
Class A-2,  Class A-3 Notes  (collectively,  the  “Notes”).  The  Collateral  referred in the Indenture (as defined below),  consists  primarily of a pool (the “Pool”) of conventional,  fixed-rate,  one- to four-family  residential first lien and second lien mortgage  loans (the  “Mortgage  Loans”) as described in the  Prospectus  Supplement (as hereinafter defined) to be sold by the Company.

         The Notes will be issued pursuant to indenture  dated as of [________]  [__],  200[__] (the  “Indenture”), among the Company,  as seller,  GreenPoint  Mortgage  Funding,  Inc.  (“GMFI”),  as servicer,  and [_________],  as trustee (the  “Trustee”).  The Notes are described more fully in the Base Prospectus and the Prospectus  Supplement
(each as hereinafter defined), which the Company has furnished to you.

1.       Representations, Warranties and Covenants.

1.1      The Company represents and warrants to, and agrees with you that:

(a)      The Company has filed with the  Securities  and Exchange  Commission  (the  “Commission”)  a  registration statement  (No.  333-[_____])  on Form S-3 for the  registration  under  the  Securities  Act of 1933,  as amended (the “Act”), of Asset-Backed  Notes (issuable in series),  including the Notes, which registration statement has become  effective,  and a copy of which, as amended to the date hereof,  has heretofore been delivered  to you.  The Company  proposes to file with the  Commission  pursuant to Rule 424(b)  under the rules  and  regulations  of the  Commission  under  the Act (the  “1933  Act  Regulations”)  a  prospectus supplement (the “Prospectus  Supplement”),  to the prospectus  dated  [________] [__],  200[__] (the “Base
         Prospectus”),  relating to the Notes and the method of distribution thereof.  Such registration  statement
         (No.  333-[________])  including exhibits thereto and any information  incorporated  therein by reference, as  amended  at the  date  hereof,  is  hereinafter  called  the  “Registration  Statement”;  and the Base
         Prospectus and the Prospectus Supplement and any information  incorporated therein by reference,  together with any  amendment  thereof or  supplement  thereto  authorized by the Company on or prior to the Closing
         Date (as defined  herein) for use in connection  with the offering of the Notes,  are  hereinafter  called the “Prospectus.”

(b)      The Registration  Statement has become effective,  and the Registration Statement as of the effective date
         (the  “Effective  Date,”  as  defined  in this  paragraph),  and  the  Prospectus,  as of the  date of the
         Prospectus Supplement,  complied in all material respects with the applicable  requirements of the Act and the 1933 Act Regulations;  and the Registration  Statement,  as of the Effective Date, did not contain any untrue  statement  of a material  fact and did not omit to state any material  fact  required to be stated
         therein or  necessary  to make the  statements  therein  not  misleading;  and each  Issuer  Free  Writing
         Prospectus  (as  defined  herein)  as of its  date  did  not and at all  times  prior  to the  date of the
         Prospectus  Supplement will not, and the Prospectus,  as of the date of the Prospectus  Supplement did not and as of the Closing Date will not,  contain an untrue  statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not  misleading  (except in the case of any Issuer Free Writing
         Prospectus,  any omission with respect to information  included in the definition of any Senior  Structure
         Information);  provided,  however,  that  neither  the  Company  nor GMFI  makes  any  representations  or warranties  as to  the  information  contained  in or  omitted  from  the  Registration  Statement  or the
         Prospectus or any amendment  thereof or supplement  thereto  relating to the  information  therein that is
         Excluded Information (as defined herein); and provided,  further,  that neither the Company nor GMFI makes any representations or warranties as to either (i) any information  contained in any Underwriter  Prepared
         Issuer FWP (as defined  herein) or Underwriter  Free Writing  Prospectus (as defined  herein)  except,  in each case, to the extent of (x) any information set forth therein that  constitutes  Pool  Information (as defined below) or (y) any  information  accurately  extracted from any Issuer Free Writing  Prospectus and included in any  Underwriter  Prepared  Issuer FWP or  Underwriter  Free Writing  Prospectus,  or (ii) any
         information  contained in or omitted from the portions of the  Prospectus  identified  by  underlining  or other  highlighting as shown in Exhibit B (the “Underwriter  Information”).  The Effective Date shall mean the  earlier  of the date on which  the  Prospectus  Supplement  is first  used and the time of the  first
         Contract of Sale (as defined herein) to which such Prospectus  Supplement  relates.  The initial effective date of the  Registration  Statement was within three years of the Closing Date. If the third  anniversary of the initial  effective  date occurs within six months after the Closing Date, the Company will use best efforts to take such action as may be necessary or appropriate  to permit the public  offering and sale of
         the  Notes  as  contemplated  hereunder.   The  Company  acknowledges  that  the  Underwriter  Information constitutes  the only  information  furnished  in writing by you or on your  behalf for use in  connection with the preparation of the Registration  Statement or the Prospectus,  and the Underwriter  confirms that the Underwriter Information is correct.

(c)      (i) “ABS  Informational and  Computational  Materials” shall have the meaning given such term in Item 1101 of Regulation AB.

(ii)     “Approved Offering Materials” means with respect to any class of Notes anticipated to be rated in the highest category by any Rating Agency, collectively the following documents as most recently provided by the Company and designated in writing by the Company as Approved Offering Materials prior to the time of any Contract of Sale:  (i) one or more term sheets, providing factual information about the Notes and the structure and basic parameters thereof (excluding information about the subdivision of the senior classes into tranches), the basic terms of the subordination or other credit enhancements if known, factual information about the Mortgage
                  Loans (which may include parameters or “stips” or tabular data prepared by the Company), the identity of and basic information about key parties to the transaction known to the Company, and the tax, ERISA and SMMEA characteristics of the Notes, (ii) a term sheet supplement, containing risk factors and additional information of the type to appear in the Prospectus
                  Supplement to the extent known, and (iii) the Base Prospectus, which may be provided by a weblink.  Each of the items described in (i) and (ii) in the preceding sentence shall constitute an Issuer Free Writing Prospectus and any additional information provided by the
                  Underwriter shall constitute an Underwriter Free Writing Prospectus or Underwriter Prepared
                  Issuer FWP, as the case may be.  With respect to any class of Notes anticipated to be rated in the second highest or a lower category by any Rating Agency, “Approved Offering Materials”
                  means the Prospectus.

(iii)    “Contract of Sale” has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission
                  guidance relating to Rule 159.

(iv)     “Excluded Information” shall mean, with respect to each of the Registration Statement and the
                  Prospectus, the information identified by underlining or other highlighting as shown on Exhibit
                  A.

(v)      “Free Writing Prospectus” shall have the meaning given such term in Rules 405 and 433 of the 1933 Act
                  Regulations.

(vi)     “Issuer Free Writing Prospectus” shall mean any Free Writing Prospectus prepared by or on behalf of the
                  Company and identified by the Company as an Issuer Free Writing Prospectus and relating to the
                  Notes or the offering hereof.

(vii)    “Issuer Information” shall mean any information of the type specified in clauses (1) - (5) of footnote
                  271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter
                  Derived Information. Consistent with such definition, “Issuer Information” shall not be deemed to include any information in a Free Writing Prospectus solely by reason of the Company's review of the materials pursuant to Section 4.4(e) below and, consistent with Securities
                  Offering Reform Questions and Answers, November 30, 2005 promulgated by the staff of the
                  Commission, “Issuer Information” shall not be deemed to include any information in a Free
                  Writing Prospectus solely by reason that the Underwriter has agreed not to use such Free
                  Writing Prospectus without consent of the Company.

(viii)   “Permitted Additional Materials” shall mean information that is not ABS Informational and Computational
                  Materials and (x) that are referred to in Section 4.4(c) so long as any Issuer Information provided by the Underwriter pursuant to Section 4.4(c) is limited to information included within the definition of ABS Informational and Computational Materials, (y) that constitute
                  Note price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (z) otherwise with respect to which the Company has provided written consent to the Underwriter to include in a Free Writing Prospectus.

(ix)     “Pool Information” means with respect to any Free Writing Prospectus, the information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company or GMFI to the Underwriter at the time most recent to the date of such Free Writing Prospectus.

(x)      "Senior Structure Information" shall mean, with respect to each class of Notes anticipated to be rated in the highest category by any Rating Agency (collectively, the "Senior Notes"),  (i) the
                  Pass-Through Rate if a fixed rate, or the formula for determining the Pass-Through Rate, (ii)
                  the terms and the provider of any yield maintenance agreement, swap agreement or other agreement that provides payments payable on any class of the Senior Notes, (iii) the terms and the provider of any surety bond, financial guaranty insurance policy, or other insurance policy regarding any class of the Senior Notes no known to the Company when the Approved Offering
                  Materials were prepared, (iv) the allocation to each class of Senior Notes of the aggregate amount of the cashflow payable among the Senior Notes collectively, and (v) the allocation to each class of the aggregate amount of Senior Notes of any Realized Losses allocable to the
                  Senior Notes collectively.

(xi)     “Underwriter Derived Information” shall refer to information of the type described in clause (5) of such footnote 271 of the Commission Release No. 33-8591 (Securities Offering Reform) when prepared by the Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

(xii)    “Underwriter Free Writing Prospectus” shall mean all Free Writing Prospectuses prepared by or on behalf of the Underwriter other than any Underwriter Prepared Issuer FWP, including any Permitted
                  Additional Materials.

(xiii)   “Underwriter Prepared Issuer FWP” shall mean any Free Writing Prospectus or portion thereof prepared by or on behalf of the Underwriter that contains only a description of the final terms of the
                  Notes or of the offering of the Notes and the final terms have been established for all classes of Senior Notes.

(xiv)    “Written Communication” shall have the meaning given such term in Rule 405 of the 1933 Act Regulations.

(d)      The Company has been duly  incorporated  and is validly  existing as a limited  liability  company in good standing  under the laws of the State of Delaware and has the requisite  power to own its  properties  and to conduct its business as presently conducted by it.

(e)      The  Company was not,  as of any date on or after  which a bona fide offer (as used in Rule  164(h)(2)  of the 1933 Act  Regulations) of the Note is made an Ineligible  Issuer,  as such term is defined in Rule 405 of the 1933 Act  Regulations.  The  Company  shall  comply with all  applicable  laws and  regulations  in connection  with the use of Free Writing  Prospectuses,  including but not limited to Rules 164 and 433 of the 1933 Act  Regulations and all Commission  guidance  relating to Free Writing  Prospectuses,  including but not limited to Commission Release No. 33-8591.

(f)      This Agreement has been duly authorized, executed and delivered by the Company.

(g)      As of the  Closing  Date (as  defined  herein)  the Notes will  conform in all  material  respects  to the description  thereof contained in the Prospectus and the  representations and warranties of the Company in the Indenture will be true and correct in all material respects.

1.2      GMFI represents and warrants to, and agrees with you that as of the Closing Date the  representations  and warranties of GMFI in the Servicing Agreement will be true and correct in all material respects.

1.3      The Underwriter represents and warrants to and agrees with the Company and GMFI that:

(a)      [reserved].

(b)      The  Underwriter has no present  knowledge or expectation  that it will be unable to pay any United States taxes owed by it so long as any of the Notes remain outstanding.

(c)      The  Underwriter  has no present  knowledge or expectation  that it will become  insolvent or subject to a bankruptcy proceeding for so long as any of the Notes remain outstanding.

(d)      [reserved].

(e)      [reserved].

(f)      The  Underwriter  hereby  certifies  that (i) with  respect to any classes of Notes  issued in  authorized denominations  or  Percentage  Interests  of less than a notional  amount of  $2,000,000  or a  Percentage
         Interest  of 20% the fair  market  value of each such Note sold to any person on the date of initial  sale thereof by the  Underwriter  will not be less than  $100,000  and (ii) with respect to each class of Notes to be maintained on the book-entry  records of The Depository Trust Company (“DTC”),  the interest in each such class of Notes sold to any person on the date of initial  sale  thereof by the  Underwriter  will not be less than the minimum denomination indicated for such class of Notes in the Prospectus Supplement.

(g)      The Underwriter  will have funds available at [_________],  in the  Underwriter's  account at such bank at the time all  documents  are  executed and the closing of the sale of the Notes is  completed,  except for the  transfer  of funds and the  delivery  of the  Notes.  Such  funds  will be  available  for  immediate transfer into the account of GMFI maintained at such bank.

(h)      As of the  date  hereof  and as of  the  Closing  Date,  the  Underwriter  has  complied  with  all of its obligations  hereunder and all  information  contained in any Underwriter  Free Writing  Prospectus and in
         any  Underwriter  Prepared  Issuer FWP as used in connection with any Contract of Sale and all Underwriter
         Information  are accurate in all material  respects  (taking into account the  assumptions  explicitly set forth in such  Underwriter  Prepared  Issuer FWP or Underwriter  Free Writing  Prospectus),  except to the extent of (x) any errors  therein that are caused by errors or omissions  in the Pool  Information  or (y)
         information  accurately  extracted from any Issuer Free Writing Prospectus and included in any Underwriter
         Prepared Issuer FWP or Underwriter Free Writing Prospectus.

(i)      Prior to the Closing  Date,  the  Underwriter  shall notify the Company and GMFI of the earlier of (x) the date on which the  Prospectus  Supplement is first used and (y) the time of the first  Contract of Sale to which such Prospectus Supplement relates.

1.4      [Reserved].

2.       Purchase  and Sale.  Subject to the terms and  conditions  and in reliance  upon the  representations  and warranties  herein set forth,  the Company  agrees to sell to you, and you agree to purchase from the Company,  the
Notes at a price equal to [_____]% of the aggregate  certificate  principal  balance of the Notes as of the Closing
Date (as  defined  herein).  There will be added to the  purchase  price of the Notes an amount  equal to  interest accrued thereon from the Cut-off Date up to but not including the Closing Date.

3.       Delivery  and  Payment.  Delivery  of and  payment  for the Notes  shall be made at the  office of Orrick,
Herrington & Sutcliffe LLP at 10:00 a.m.,  New York City time, on  [________]  [__],  200[__] or such later date as you shall designate,  which date and time may be postponed by agreement  between you and the Company (such date and time of delivery and payment for the Notes being herein  called the “Closing  Date”).  Delivery of the [Deal Name],
Class A-1,  Class A-2 and Class A-3 Notes shall be made to you through the Depository  Trust Company  (“DTC”) (such
Notes, the “DTC Registered Notes”).

4.       Offering by Underwriter.

4.1      It is  understood  that you  propose  to  offer  the  Notes  for sale to the  public  as set  forth in the
Prospectus  and you agree that all such  offers and sales by you shall be made in  compliance  with all  applicable laws and  regulations.  Prior  to the date of the  first  Contract  of Sale  made  based on the  Approved  Offering
Materials,  you have not  pledged,  sold,  disposed of or otherwise  transferred  any Note,  Mortgage  Loans or any interest in any Note.

4.2      It is understood that you will solicit offers to purchase the Notes as follows:

(a)      Prior to the time you have  received the  Approved  Offering  Materials  you may, in  compliance  with the provisions  of this  Agreement,  solicit  offers to purchase  Notes;  provided,  that you shall not accept any such offer to purchase a Note or any  interest  in any Note or Mortgage  Loan or  otherwise  enter into any  Contract of
Sale for any Note,  any interest in any Note or any Mortgage  Loan prior to your  conveyance  of Approved  Offering
Materials to the investor.

(b)      any Written  Communication  relating to the Notes made by an Underwriter  in compliance  with the terms of this  Agreement  prior to the time  such  Underwriter  has  entered  into a  Contract  of Sale for  Notes  with the recipient shall prominently set forth the following  statements (or a substantially  similar statements approved by the Company):

                  The information in this free writing prospectus,  if conveyed prior to the time of your  contractual  commitment to purchase any of the Notes,  supersedes  any information  contained in any prior  similar  materials  relating to the Notes.
                  The information in this free writing prospectus is preliminary,  and is subject to completion  or change.  This free writing  prospectus is being  delivered to you solely to provide  you with  information  about the  offering  of the Notes referred  to in this  free  writing  prospectus  and to  solicit  an  offer  to purchase the Notes,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a  contractual  commitment by you to  purchase  any of the  Notes,  until we have  accepted  your offer to purchase Notes.

                  The Notes  referred  to in these  materials  are  being  sold  when,  as and if issued.  The  issuer  is not  obligated  to issue  such  Notes  or any  similar security and the  underwriter's  obligation to deliver such Notes is subject to the terms and conditions of the underwriting  agreement with the issuer and the availability  of such  Notes  when,  as and if  issued by the  issuer.  You are advised that the terms of the Notes,  and the  characteristics  of the mortgage
                  loan  pool  backing  them,  may  change  (due,  among  other  things,   to  the
                  possibility  that mortgage  loans that comprise the pool may become  delinquent or  defaulted  or may be  removed or  replaced  and that  similar or  different mortgage  loans may be added to the pool, and that one or more classes of Notes may be  split,  combined  or  eliminated),  at any time  prior to  issuance  or availability  of a final  prospectus.  You are  advised  that  Notes may not be issued  that  have  the  characteristics  described  in  these  materials.  The underwriter's  obligation  to sell  such  Notes  to you is  conditioned  on the mortgage  loans  and  Notes  having  the  characteristics  described  in  these materials.  If for any reason the  issuer  does not  deliver  such  Notes,  the underwriter  will notify you, and neither the issuer nor any  underwriter  will have any  obligation  to you to deliver  all or any  portion of the Notes which you have  committed  to  purchase,  and none of the issuer nor any  underwriter will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

4.3      It is  understood  that you will not enter into a Contract of Sale with any  investor  until the  Approved
Offering  Materials  have been  conveyed to the  investor  with  respect to the Notes which are the subject of such
Contract of Sale.

4.4      It is  understood  that you may  prepare  and  provide  to  prospective  investors  certain  Free  Writing
Prospectuses, subject to the following conditions:

(a)      Unless  preceded or accompanied by a prospectus  satisfying the  requirements of Section 10(a) of the Act, the  Underwriter  shall not convey or deliver any Written  Communication  to any person in connection with the initial offering of the Notes,  unless such Written  Communication (i) is made in reliance on Rule 134 under the Act, (ii)  constitutes a prospectus  satisfying the  requirements  of Rule 430B under the Act or
         (iii)  constitutes a Free Writing  Prospectus  (as defined in Section 1.1(c) above)  consisting  solely of
         (x) information of a type included within the definition of ABS Informational and Computational  Materials
         (as defined below),  (y) Permitted  Additional Materials or (z) information  accurately extracted from any
         Issuer Free Writing  Prospectus and included in any Underwriter  Prepared  Issuer FWP or Underwriter  Free
         Writing Prospectus.

(b)      The  Underwriter  shall comply with all applicable laws and regulations in connection with the use of Free
         Writing  Prospectuses,  including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all
         Commission  guidance  relating to Free  Writing  Prospectuses,  including  but not  limited to  Commission
         Release No. 33-8591.

(c)      It is understood and agreed that all information  provided by the  Underwriter to or through  Bloomberg or
         Intex or similar  entities  for use by  prospective  investors,  or imbedded  in any CDI file  provided to prospective  investors,  to the  extent  constituting  a Free  Writing  Prospectus,  shall  be  deemed  an
         Underwriter Free Writing Prospectus.

(d)      All  Free  Writing  Prospectuses  provided  to  prospective  investors,  whether  or not  filed  with  the
         Commission,  shall bear a legend including the following  statement (or a substantially  similar statement approved by the Company):

                           “THE  DEPOSITOR  HAS  FILED  A  REGISTRATION  STATEMENT  (INCLUDING  A
                           PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION (THE SEC) FOR
                           THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST,
                           YOU SHOULD READ THE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND
                           OTHER DOCUMENTS THE       DEPOSITOR  HAS  FILED  WITH THE SEC FOR MORE
                           COMPLETE  INFORMATION  ABOUT THE DEPOSITOR  AND THE OFFERING.  YOU MAY
                           GET THESE  DOCUMENTS  AT NO CHARGE  BY  VISITING  EDGAR ON THE SEC WEB
                           SITE AT WWW.SEC.GOV.  ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR
                           ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE
                           PROSPECTUS  AT NO  CHARGE  IF  YOU  REQUEST  IT BY  CALLING  TOLL-FREE
                           1-8[XX-XXX-XXXX] OR VIA EMAIL AT ______________.

         Each of the Underwriter  and the Company shall have the right to request  additional  specific  legends or notations to appear on any Free Writing  Prospectus and shall have the right to require changes  regarding the use of  terminology  and the right to determine the types of  information  appearing  therein with the approval of the other (which shall not be unreasonably withheld).

(e)      The Underwriter shall deliver to the Company and its counsel (in such format as reasonably required by the Company), no later than the business day prior to the date of the required filing under Section
         5.10, an Underwriter Prepared Issuer FWP.  To facilitate filing to the extent required by Section 5.10 or 5.11, as applicable, all Underwriter Derived Information shall be set forth in a document separate from any Underwriter Prepared Issuer FWP including Issuer Information.

(f)      The  Underwriter  shall  provide  the  Company  with  a  letter  from  [____________],   certified  public
         accountants,  prior to the Closing  Date,  satisfactory  in form and  substance to the  Company,  GMFI and their  respective  counsels  and the  Underwriter,  to the effect  that such  accountants  have  performed certain specified  procedures,  all of which have been agreed to by the Company and the Underwriter,  as a result of which they  determined  that certain  information  of an  accounting,  financial or  statistical nature that is included in any Underwriter  Prepared Issuer FWP, other than any Pool  Information  therein and any  information  accurately  extracted  from any Issuer Free Writing  Prospectus and included in such
         Underwriter  Prepared  Issuer  FWP,  is  accurate  except as to such  matters  that are not  deemed by the
         Company  and the  Underwriter  to be  material.  The  foregoing  letter  shall  be at the  expense  of the
         Underwriter.

(g)      None of the information in any Free Writing  Prospectus may conflict with the  information  then contained in the  Registration  Statement or any  prospectus or prospectus  supplement  that is a part thereof.  The
         Notes described in any  Underwriter  Free Writing  Prospectus or any Underwriter  Prepared Issuer FWP will be of a type set forth in one of the  categories  listed beneath the heading  “Description  of Securities”
         in the term sheet  supplement  included in the Approved  Offering  Materials  and the  description  of the characteristics  of the Notes  contained in such  Underwriter  Free Writing  Prospectus or any Underwriter
         Prepared  Issuer FWP shall not be  inconsistent  with the description of the Notes beneath such heading in the term sheet supplement.

(h)      The  Company  shall  not be  obligated  to file any  Issuer  Free  Writing  Prospectuses  that  have  been determined to contain any material error or omission  unless such Issuer Free Writing  Prospectus has been provided to a prospective  investor,  in which case, the  Underwriter  shall cooperate with the Company to prepare a  corrective  Issuer  Free  Writing  Prospectus  that the  Underwriter  will  provide to any such prospective  investor  and the Company  shall file to the extent  required  herein.  In the event that the
         Underwriter  becomes aware that, as of the date on which an investor  entered into a Contract of Sale, any
         Free  Writing  Prospectus  prepared by or on behalf of the  Underwriter  and  delivered  to such  investor contained any untrue  statement of a material fact or omitted to state a material fact  necessary in order to make the statements  contained therein,  in light of the circumstances  under which they were made, not misleading (such Free Writing Prospectus,  a “Defective Free Writing  Prospectus”),  the Underwriter shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

(i)      If the Underwriter  does not provide any Free Writing  Prospectuses to the Company  pursuant to subsection
         (e) above, the Underwriter  shall be deemed to have  represented,  as of the Closing Date, that it did not provide any  prospective  investors with any  information in written or electronic form in connection with the offering of the Notes that would constitute an Underwriter Prepared Issuer FWP.

(j)      In the event of any delay in the delivery by the  Underwriter to the Company of any  Underwriter  Prepared
         Issuer FWP required to be delivered in accordance  with  subsection  (e) above,  or in the delivery of the accountant's  comfort letter in respect thereof  pursuant to subsection (f) above,  the Company shall have the  right to delay the  release  of the  Prospectus  to  investors  or to the  Underwriter,  to delay the
         Closing  Date and to take  other  appropriate  actions  in each  case as  necessary  in order to allow the
         Company to comply with its agreement set forth in Section 5.10 to file such  Underwriter  Prepared  Issuer
         FWP by the time specified therein.

(k)      The Underwriter  represents that it has in place, and covenants that it shall maintain,  internal controls and  procedures  which it  reasonably  believes  to be  sufficient  to  ensure  full  compliance  with all applicable  legal  requirements of the 1933 Act Regulations with respect to the generation and use of Free
         Writing  Prospectuses in connection with the offering of the Notes. In addition,  each Underwriter  shall, for a period of at least three years after the date hereof,  maintain  written and/or  electronic  records of the following:

(i)      any Free Writing  Prospectus  used by the  Underwriter  to solicit  offers to purchase Notes to the extent not filed with the Commission;

(ii)     regarding  each Free Writing  Prospectus  delivered by the  Underwriter  to an investor,  the date of such delivery and identity of such investor; and

(iii)    regarding each Contract of Sale entered into by such Underwriter,  the date,  identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade.

(l)      The  Underwriter  covenants with the Company that after the final  Prospectus is available the Underwriter shall not distribute any written  information  concerning the Notes to a prospective  investor unless such information  is preceded or  accompanied  by the final  Prospectus.  It is understood  and agreed that the use of written  information  in accordance  with the preceding  sentence is not a Free Writing  Prospectus and is not otherwise restricted or governed in any way by this Agreement.

(m)      The Underwriter  shall not use any Free Writing  Prospectus in connection with the  solicitation of offers to  purchase  Notes from any  prospective  investor  in a class of Notes with  denominations  of less than
         $25,000 or otherwise  designated as a “retail”  class of Notes,  and the  Underwriter  shall not authorize any  such use of any Free  Writing  Prospectus  by any  dealer  that  purchases  any such  Notes  from the
         Underwriter.

4.5      You  further  agree  that on or prior to the sixth  day after the  Closing  Date,  you shall  provide  the
Company with a certificate,  substantially in the form of Exhibit C attached hereto,  setting forth (i) in the case of each class of Notes,  (a) if less than 10% of the aggregate  note  principal  balance of such class of Notes has been sold to the public as of such date,  the value  calculated  pursuant  to clause  (b)(iii) of Exhibit C hereto, or, (b) if 10% or more of such  class of Notes has been sold to the  public as of such date but no single  price is paid for at least 10% of the aggregate note  principal  balance of such class of Notes,  then the weighted  average price at which the Notes of such class were sold  expressed as a percentage of the note  principal  balance of such class of Notes sold, or (c) the first single price at which at least 10% of the aggregate  note  principal  balance of such  class of Notes was sold to the  public,  (ii) the  prepayment  assumption  used in  pricing  each class of
Notes,  and (iii) such other  information as to matters of fact as the Company may reasonably  request to enable it to comply with its reporting  requirements  with respect to each class of Notes to the extent such  information can in the good faith judgment of the Underwriter be determined by it.

4.6      The  Underwriter  agrees that (i) if the Prospectus is not delivered with the  confirmation in reliance on
Rule 172,  it will include in every  confirmation  sent out the notice  required by Rule 173 informing the investor that the sale was made  pursuant to the  Registration  Statement  and that the  investor  may request a copy of the
Prospectus  from the  Underwriter;  (ii) if a paper copy of the  Prospectus is requested by a person who receives a confirmation,  Underwriter  shall  deliver a printed or paper copy of such  Prospectus;  and (iii) if an electronic copy of the  Prospectus is delivered by the  Underwriter  for any purpose,  such copy shall be the same  electronic file  containing  the  Prospectus in the identical  form  transmitted  electronically  to the  Underwriter by or on behalf of the Company  specifically  for use by the Underwriter  pursuant to this Section 4.6; for example,  if the
Prospectus  is  delivered  to the  Underwriter  by or on behalf of the Company in a single  electronic  file in pdf format,  then the  Underwriter  will deliver the electronic  copy of the  Prospectus in the same single  electronic file in pdf format.  The  Underwriter  further  agrees that (i) if it delivers to an investor the Prospectus in pdf format,  upon the Underwriter's  receipt of a request from the investor within the period for which delivery of the
Prospectus is required,  the Underwriter  will promptly  deliver or cause to be delivered to the investor,  without charge,  a paper copy of the Prospectus  and (ii) it will provide to the Company any  Underwriter  Prepared  Issuer
FWP, or portions  thereof,  which the Company is required to file with the Commission in electronic format and will use reasonable  efforts to provide to the Company such  Underwriter  Prepared Issuer FWP, or portions  thereof,  in either Microsoft Word® or Microsoft  Excel® format and not in a pdf, except to the extent that the Company,  in its sole discretion, waives such requirements.

5.       Agreements.  The Company and you agree as follows:

5.1      Before amending or supplementing  the Registration  Statement or the Prospectus with respect to the Notes, the Company will furnish you with a copy of each such proposed amendment or supplement.

5.2      The Company will cause the Prospectus  Supplement to be transmitted to the Commission for filing  pursuant to Rule 424(b) under the Act by means  reasonably  calculated to result in filing with the  Commission  pursuant to said rule.

5.3      If,  during the period  after the first date of the  public  offering  of the Notes in which a  prospectus relating  to the Notes is  required  to be  delivered  under the Act,  any event  occurs as a result of which it is necessary to amend or supplement the Prospectus,  as then amended or supplemented,  in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser,  not misleading,  or if it shall be necessary to amend or supplement  the  Prospectus  to comply with the Act or the 1933 Act  Regulations, the Company  promptly will prepare and furnish,  at its own expense,  to you,  either  amendments or supplements to the  Prospectus so that the statements in the  Prospectus as so amended or  supplemented  will not, in the light of the  circumstances  when the Prospectus is delivered to a purchaser,  be misleading or so that the Prospectus  will comply with law.

5.4      If the Company or the Underwriter  determines or becomes aware that any Written  Communication  (including without  limitation  any Free Writing  Prospectus)  or oral  statement  (when  considered in  conjunction  with all information  conveyed at the time of Contract of Sale)  contains an untrue  statement of material  fact or omits to state a material fact necessary to make the statements,  in light of the circumstances  under which they were made, not  misleading at the time that a Contract of Sale was entered  into,  either the Company or the  Underwriter  may prepare  corrective  information with notice to the other party, and the Underwriter shall deliver such information in a manner  reasonably  acceptable to both  parties,  to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

(a)      Adequate disclosure of the contractual arrangement;

(b)      Adequate  disclosure of the person's  rights under the existing  Contract of Sale at the time  termination is sought;

(c)      Adequate  disclosure of the new information  that is necessary to correct the  misstatements  or omissions in the information given at the time of the original Contract of Sale; and

(d)      A meaningful  ability to elect to terminate or not  terminate  the prior  Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs  incurred to the investor in connection  with any such  termination  or  reformation  shall be subject to
Sections 7.1 and 7.2, as applicable.

5.5      The  Company  will  furnish  to you,  without  charge,  a copy of the  Registration  Statement  (including exhibits  thereto)  and, so long as delivery of a  prospectus  by an  underwriter  or dealer may be required by the
Act, as many copies of the  Prospectus,  any documents  incorporated  by reference  therein and any  amendments and supplements  thereto as you may  reasonably  request;  provided,  however,  that if the Prospectus is not delivered with the  confirmation  in reliance on  Rule 172,  you will  provide the notice  specified  in Section 4.6 in every confirmation and will deliver a paper copy of the prospectus to those investors that request a paper copy thereof.

5.6      The Company agrees,  so long as the Notes shall be  outstanding,  or until such time as you shall cease to maintain a secondary  market in the Notes,  whichever  first occurs,  to deliver to you the annual  statement as to compliance  delivered to the Trustee pursuant to Section [___] of the Servicing  Agreement and the annual statement of a firm of independent  public  accountants  furnished to the Trustee  pursuant to Section [___] of the Servicing
Agreement, as soon as such statements are furnished to the Company.

5.7      The Company will  endeavor to arrange for the  qualification  of the Notes for sale under the laws of such jurisdictions  as you may reasonably  designate and will maintain such  qualification in effect so long as required for the initial  distribution of the Notes;  provided,  however,  that the Company shall not be required to qualify to do business in any  jurisdiction  where it is not now so qualified  or to take any action that would  subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

5.8      If the  transactions  contemplated  by this  Agreement  are  consummated,  the Company or GMFI will pay or cause to be paid all expenses  incident to the  performance  of the  obligations of the Company and GMFI under this
Agreement,  and will reimburse you for any reasonable  expenses  (including  reasonable fees and  disbursements  of counsel)  reasonably  incurred by you in connection with  qualification of the Notes for sale and  determination of their  eligibility for investment under the laws of such  jurisdictions as you have reasonably  requested  pursuant to Section 5.7 above and the printing of memoranda  relating  thereto,  for any fees charged by  investment  rating agencies for the rating of the Notes,  and for expenses  incurred in  distributing  the  Prospectus  (including any amendments and supplements  thereto) to the Underwriter.  Except as herein  provided,  you shall be responsible for paying  all  costs  and  expenses  incurred  by you,  including  the fees and  disbursements  of your  counsel,  in connection with the purchase and sale of the Notes.

5.9      If,  during the period after the Closing  Date in which a prospectus  relating to the Notes is required to be delivered  under the Act, the Company  receives  notice that a stop order  suspending the  effectiveness  of the
Registration  Statement or preventing the offer and sale of the Notes is in effect,  the Company will advise you of the issuance of such stop order.

5.10     The  Company  shall file any Issuer Free  Writing  Prospectus,  and any  Underwriter  Prepared  Issuer FWP
provided to it by the Underwriter under Section 4.4, not later than the date of first use thereof, except that:

(a)      any Issuer Free  Writing  Prospectus  or  Underwriter  Prepared  Issuer FWP or portion  thereof  otherwise required to be filed that  contains  only (1) a  description  of the final terms of the Notes may be filed by the  Company  within two days of the later of the date such final terms have been  established  for all classes  of Notes and the date of first  use,  and (2) a  description  of the terms of the Notes that does not  reflect  the final  terms  after  they  have been  established  for all  classes  of all Notes is not required to be filed; and

(b)      if the Issuer Free Writing  Prospectus or Underwriter  Prepared Issuer FWP includes only  information of a type included in the definition of ABS Informational and Computational  Materials,  the Company shall file the same within the later of two business days after the  Underwriter  first provides this  information to investors  and the date upon which the  Company is  required to file the  Prospectus  Supplement  with the
         Commission pursuant to Rule 424(b)(3) of the Act.

provided further,  that prior to the filing of any Underwriter  Prepared Issuer FWP by the Company, the Underwriter
must comply  with its  obligations  pursuant to Section 4.4 and that the Company  shall not be required to file any
Free  Writing  Prospectus  to the extent  such Free  Writing  Prospectus  includes  information  in a Free  Writing
Prospectus or Prospectus  previously  filed with the Commission or that does not contain  substantive  changes from or additions to a Free Writing Prospectus previously filed with the Commission.

5.11     The  Underwriter  shall file any  Underwriter  Free Writing  Prospectus  that has been  distributed by the
Underwriter in a manner reasonably designed to lead to its broad,  unrestricted  dissemination  within the later of two business days after the  Underwriter  first provides this  information to investors and the date upon which the
Company is required to file the Prospectus  Supplement  with the  Commission  pursuant to Rule 424(b)(3) of the Act or otherwise as required under Rule 433 of the Act; provided,  however,  that the Underwriter shall not be required to file any Underwriter Free Writing  Prospectus to the extent such Underwriter  Free Writing  Prospectus  includes information  in a Free Writing  Prospectus  or  Prospectus  previously  filed with the  Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

5.12     The Company  acknowledges  and agrees that the  Underwriter  is acting  solely in the capacity of an arm's length  contractual  counterparty  to the Company with respect to the offering of  securities  contemplated  hereby
(including in  connection  with  determining  the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other  person.  Additionally,  the  Underwriter  is not advising the company or any other person as to any legal,  tax,  investment,  accounting  or  regulatory  matters in any  jurisdiction.  The  Company  shall consult  with its own advisors  concerning  such matters and shall be  responsible  for making its own  independent investigation  and  appraisal  of  the  transactions  contemplated  hereby,  and  the  Underwriter  shall  have  no responsibility  or liability to the Company with respect  thereto.  Any review by the  Underwriter  of the Company, the transactions  contemplated  hereby or other matters relating to such  transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

6.       Conditions to the  Obligations  of the  Underwriter.  The  Underwriter's  obligation to purchase the Notes shall be subject to the following conditions:

6.1      No stop order  suspending the  effectiveness  of the  Registration  Statement  shall be in effect,  and no proceedings  for that purpose shall be pending or, to the knowledge of the Company,  threatened by the  Commission;
and the Prospectus  Supplement  shall have been filed or transmitted for filing by means  reasonably  calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

6.2      Since  [________]  [__],  20[__]  there shall have been no material  adverse  change (not in the  ordinary course of business) in the condition of the Company or GMFI.

6.3      The Company  shall have  delivered to you a  certificate,  dated the Closing  Date,  of the an  Authorized
Officer  of the  Company to the effect  that the  signer of such  certificate  has  examined  this  Agreement,  the
Approved  Offering  Materials,  the Prospectus,  the Servicing  Agreement,  the Trust Agreement,  the Indenture and
various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

(a)      the  representations  and  warranties  of the Company in this  Agreement and in the Indenture are true and correct in all material respects; and

(b)      the Company  has, in all  material  respects,  complied  with all the  agreements  and  satisfied  all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

6.4      GMFI shall have delivered to you a certificate,  dated the Closing Date, of an Authorized  Officer of GMFI to the effect that the signer of such certificate has examined the Trust Agreement,  the Servicing  Agreement,  the
Indenture and this  Agreement and that, to the best of his or her knowledge  after  reasonable  investigation,  the representations  and  warranties of GMFI  contained in the Servicing  Agreement and in this  Agreement are true and correct in all material respects.

6.5      You shall have  received  the  opinions of Orrick,  Herrington & Sutcliffe  LLP,  special  counsel for the
Company  and GMFI,  dated the  Closing  Date and in form and  substance  reasonably  satisfactory  to you,  and the opinion of in-house counsel for the Company and GMFI,  dated the Closing Date and in form and substance  reasonably satisfactory to you.

6.6      The Underwriter shall have received from [___________],  certified public accountants,  (a) a letter dated the date hereof and  satisfactory in form and substance to the Underwriter and the  Underwriter's  counsel,  to the effect  that  they  have  performed  certain  specified  procedures,  all  of  which  have  been  agreed  to by the
Underwriter,  as a result of which  they  determined  that  certain  information  of an  accounting,  financial  or statistical  nature set forth in the Prospectus  Supplement under the captions  “Description of the Mortgage Pool”,
“Description of the Agreements”,  “Description of the Securities” and “Certain Yield and Prepayment Considerations”
agrees with the records of the  Company  and GMFI  excluding  any  questions  of legal  interpretation  and (b) the letter prepared pursuant to Section 4.4(e).

6.7      The Class A Notes shall have been rated “AAA” by [_____________] and “AAA” by [_____________].

6.8      You shall have  received the opinion of  [_________],  counsel to the Trustee,  dated the Closing Date and in form and substance reasonably satisfactory to you.

The Company will furnish you with conformed  copies of the above opinions,  certificates,  letters and documents as you reasonably request.

7.       Indemnification and Contribution.

7.1      The Company and GMFI,  jointly and  severally,  agree to indemnify  and hold harmless you and each person, if any,  who  controls  you within  the  meaning  of either  Section 15 of the Act or Section 20 of the  Securities
Exchange Act of 1934, as amended (the “Exchange  Act”),  from and against any and all losses,  claims,  damages and liabilities  (i) caused by any untrue  statement or alleged  untrue  statement of a material fact  contained in the
Registration  Statement for the registration of the Notes as originally filed or in any amendment  thereof or other filing  incorporated  by reference  therein,  or in the Prospectus or  incorporated  by reference  therein (if used within the period set forth in Section  5.3  hereof  and as  amended  or  supplemented  if the  Company  shall have furnished any amendments or supplements  thereto),  or caused by any omission or alleged  omission to state therein a material  fact  required  to be stated  therein or  necessary  to make the  statements  therein,  in light of the circumstances  under  which they were made,  not  misleading,  or (ii)  caused by any untrue  statement  or alleged untrue  statement of a material fact  contained in any Issuer Free Writing  Prospectus,  or any omission or alleged omission to state therein a material fact necessary to make the statements  therein,  in light of the circumstances under which they were made,  not  misleading  (except any  omission  with  respect to  information  included in the definition of Senior Structure  Information);  except insofar as such losses,  claims,  damages, or liabilities are caused  by any such  untrue  statement  or  omission  or  alleged  untrue  statement  or  omission  based  upon any information  with respect to which the  Underwriter  has agreed to indemnify the Company  pursuant to clause (i) of
Section 7.2;  provided,  however,  that none of the  Company,  GMFI or you will be liable in any case to the extent that any such  loss,  claim,  damage or  liability  arises  out of or is based upon any such  untrue  statement  or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information.

7.2      You agree to indemnify and hold harmless the Company,  GMFI,  their  respective  directors or officers and any person  controlling  the Company or GMFI  within the  meaning of either  Section 15 of the Act or Section 20 of the  Exchange Act from and against any and all losses,  claims,  damages and  liabilities  (i) caused by any untrue statement or alleged untrue  statement of material fact contained in the Underwriter  Information,  or any omission or alleged  omission to state  therein any  material  fact  required to be stated  therein or necessary to make the statements therein,  in light of the circumstances  under which they were made, not misleading,  (ii) caused by any untrue  statement  or alleged  untrue  statement  of  material  fact  contained  in any  Underwriter  Free  Writing
Prospectus  (except for any information  accurately  extracted from any Issuer Free Writing Prospectus and included in such  Underwriter  Free Writing  Prospectus),  or any omission or alleged  omission to state  therein a material fact  necessary to make the  statements  therein,  in light of the  circumstances  under which they were made,  not misleading,  (iii) caused by any untrue  statement or alleged  untrue  statement of material fact  contained in any
Underwriter  Prepared  Issuer FWP (except for any  information  accurately  extracted  from any Issuer Free Writing
Prospectus  and included in such  Underwriter  Prepared  Issuer FWP), or any omission or alleged  omission to state therein a material fact necessary to make the statements  therein,  in light of the circumstances  under which they were made,  not  misleading,  or (iv)  resulting  from your failure to comply with Section 4.4(e) or Section 4.3 or failure to file any  Underwriter  Free Writing  Prospectus  required to be filed in  accordance  with Section 5.11;
provided,  however,  that the  indemnification  set forth in clauses  (ii) and (iii) of this  Section 7.2 shall not apply to the  extent of any error or  omission  in any  Underwriter  Prepared  Issuer FWP or any  Underwriter  Free
Writing Prospectus that was caused by any error or omission in any Pool Information;  provided,  further, that none of the  Company,  GMFI or you will be  liable  in any case to the  extent  that any such  loss,  claim,  damage  or liability  arises out of or is based upon any such untrue  statement  or alleged  untrue  statement  or omission or alleged omission made therein relating to the Excluded  Information.  In addition,  you agree to indemnify and hold harmless the Company,  GMFI, their respective  directors or officers and any person controlling the Company or GMFI against any and all losses, claims, damages,  liabilities and expenses (including,  without limitation,  reasonable attorneys'  fees)  caused by,  resulting  from,  relating  to, or based upon any legend  regarding  original  issue discount  on any Note  resulting  from  incorrect  information  provided  by the  Underwriter  in the  certificates described in Section 4.5 hereof.

7.3      In case any  proceeding  (including  any  governmental  investigation)  shall be instituted  involving any person in respect of which  indemnity  may be sought  pursuant to either  Section 7.1 or Section  7.2,  such person
(the  “indemnified  party”)  shall  promptly  notify the person  against  whom such  indemnity  may be sought  (the
“indemnifying  party”) in writing and the indemnifying  party, upon request of the indemnified  party, shall retain counsel  reasonably  satisfactory  to the indemnified  party to represent the indemnified  party and any others the indemnifying  party may designate in such  proceeding and shall pay the reasonable fees and  disbursements  of such counsel related to such proceeding.  In any such proceeding,  any indemnified  party shall have the right to retain its own counsel,  but the reasonable fees and expenses of such counsel shall be at the expense of such  indemnified party unless (i) the  indemnifying  party and the indemnified  party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding  (including any impleaded  parties)  include both the indemnifying  party and the  indemnified  party and  representation  of both parties by the same  counsel  would be
inappropriate  due  to  actual  or  potential   differing  interests  between  them.  It  is  understood  that  the indemnifying  party shall not, in connection with any proceeding or related  proceedings in the same  jurisdiction, be liable for the  reasonable  fees and expenses of more than one separate firm for all such  indemnified  parties.
Such firm shall be  designated  in writing by you, in the case of parties  indemnified  pursuant to Section 7.1 and by the Company or GMFI, in the case of parties  indemnified  pursuant to Section 7.2. The  indemnifying  party may, at its option, at any time upon written notice to the indemnified  party,  assume the defense of any proceeding and may designate counsel  reasonably  satisfactory to the indemnified party in connection  therewith provided that the counsel  so  designated  would  have  no  actual  or  potential  conflict  of  interest  in  connection  with  such representation.  Unless it shall assume the defense of any  proceeding the  indemnifying  party shall not be liable for any settlement of any proceeding,  effected  without its written  consent,  but if settled with such consent or if there be a final judgment for the plaintiff,  the indemnifying  party agrees to indemnify the indemnified  party from and  against any loss or  liability  by reason of such  settlement  or  judgment.  If the  indemnifying  party assumes the defense of any  proceeding,  it shall be  entitled  to settle such  proceeding  with the consent of the indemnified  party or, if such  settlement  provides for release of the  indemnified  party in connection  with all matters  relating to the proceeding  which have been asserted  against the indemnified  party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

7.4      If the  indemnification  provided  for in this  Section 7 is  unavailable  to an  indemnified  party under
Section  7.1 or  Section  7.2 hereof or  insufficient  in respect of any  losses,  claims,  damages or  liabilities referred  to  therein,  then  the  indemnifying  party,  in lieu of  indemnifying  such  indemnified  party,  shall contribute to the amount paid or payable by such indemnified party as a result of such losses,  claims,  damages or liabilities,  in such  proportion  as is  appropriate  to reflect not only the  relative  benefits  received by the
Company  and GMFI on the one hand and the  Underwriter  on the other  from the  offering  of the Notes but also the relative fault of the Company or GMFI on the one hand and of the  Underwriter  on the other in connection  with the statements  or  omissions  which  resulted in such losses,  claims,  damages or  liabilities,  as well as any other relevant  equitable  considerations.  The  relative  fault  of the  Company  and  GMFI on the one  hand  and of the
Underwriter  on the other shall be determined  by reference  to, among other things,  whether the untrue or alleged untrue  statement  of a material  fact or the  omission  or alleged  omission to state a material  fact  relates to information supplied by the Company or by the Underwriter,  and the parties' relative intent, knowledge,  access to information and opportunity to correct or prevent such statement or omission.

7.5      The  Company,  GMFI and the  Underwriter  agree that it would not be just and  equitable  if  contribution pursuant to this Section 7 were determined by pro rata  allocation or by any other method of allocation  which does not take  account of the  considerations  referred  to in  Section  7.4  above.  The  amount  paid or payable by an indemnified party as a result of the losses,  claims,  damages and liabilities  referred to in this Section 7 shall be deemed to include,  subject to the limitations set forth above, any legal or other expenses  reasonably incurred by such indemnified  party in connection with  investigating or defending any such action or claim except where the indemnified  party is required to bear such  expenses  pursuant to Section 7.4;  which  expenses  the  indemnifying party  shall  pay  as and  when  incurred,  at the  request  of the  indemnified  party,  to the  extent  that  the indemnifying  party  believes  that it will be  ultimately  obligated to pay such  expenses.  In the event that any expenses  so paid by the  indemnifying  party are  subsequently  determined  to not be  required to be borne by the indemnifying  party  hereunder,  the party which received such payment shall promptly  refund the amount so paid to the party  which made such  payment.  No person  guilty of  fraudulent  misrepresentation  (within  the  meaning of
Section 11(f) of the Act) shall be entitled to  contribution  from any person who was not guilty of such fraudulent misrepresentation.

7.6      The  indemnity  and  contribution  agreements  contained  in this  Section 7 and the  representations  and warranties  of the  Company  and GMFI in this  Agreement  shall  remain  operative  and in full  force  and  effect regardless of (i) any termination of this Agreement,  (ii) any  investigation  made by the Underwriter or on behalf of the  Underwriter or any person  controlling  the Underwriter or by or on behalf of the Company or GMFI and their respective  directors  or  officers  or any person  controlling  the  Company or GMFI and (iii)  acceptance  of and payment for any of the Notes.

8.       Termination.  This  Agreement  shall be subject to termination by notice given to the Company and GMFI, if the sale of the Notes provided for herein is not  consummated  because of any failure or refusal on the part of the
Company or GMFI to comply  with the terms or to fulfill  any of the  conditions  of this  Agreement,  or if for any reason the Company or GMFI shall be unable to perform their  respective  obligations  under this Agreement.  If you terminate  this  Agreement  in  accordance  with this  Section 8, the  Company or GMFI will  reimburse  you for all reasonable  out-of-pocket  expenses  (including  reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Notes.

9.       Certain   Representations  and  Indemnities  to  Survive.  The  respective  agreements,   representations,
warranties,  indemnities  and other  statements of the Company,  GMFI or the officers of any of the Company,  GMFI, and you set forth in or made  pursuant to this  Agreement  will remain in full force and effect,  regardless of any investigation,  or  statement as to the results  thereof,  made by you or on your behalf or made by or on behalf of the Company or GMFI or any of their  respective  officers,  directors  or  controlling  persons,  and will  survive delivery of and payment for the Notes.

10.      Notices.  All communications  hereunder will be in writing and effective only on receipt,  and, if sent to the Underwriter will be mailed,  delivered or telegraphed and confirmed to you at  [__________],  or if sent to the
Company,  will be mailed,  delivered or telegraphed and confirmed to it at GreenPoint  Mortgage Securities LLC, 100
Wood Hollow Drive, Doorstop #32210, Novato, California 94945, Attention:  [_________];  or, if sent to GMFI will be mailed,  delivered or telegraphed  and confirmed to it at GMFI,  100 Wood Hollow Drive,  Doorstop  #22210,  Novato,
California 94945, Attention: [__________].

11.      Successors.  This  Agreement  will  inure to the  benefit of and be binding  upon the  parties  hereto and their  respective  successors  and the officers and  directors  and  controlling  persons  referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

12.      Applicable  Law.  This  Agreement  will be governed by and  construed in  accordance  with the laws of the
State of New York,  without  regard to the  conflict of law  principles  thereof,  other than  Sections  5-1401 and
5-1402 of the New York General Obligations Law.

13.      Counterparts.  This  Agreement  may be  executed  in any number of  counterparts,  each of which  shall be deemed an original, which taken together shall constitute one and the same instrument.

         If the foregoing is in accordance with your  understanding of our agreement,  please sign and return to us a counterpart  hereof,  whereupon this letter and your  acceptance  shall  represent a binding  agreement among the
Company, GMFI and you.

                                                     Very truly yours,

                                                     GREENPOINT MORTGAGE SECURITIES LLC

                                                     By:___________________________________________________________
                                                     Name:
                                                     Title:

                                                     GREENPOINT MORTGAGE FUNDING, INC.

                                                     By:___________________________________________________________
                                                     Name:
                                                     Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

[UNDERWRITER]

By:_________________________________________
Name:
Title:

                                                     EXHIBIT A

                                               EXCLUDED INFORMATION

                                                     EXHIBIT B

                                              UNDERWRITER INFORMATION

                                                     EXHIBIT C

                                             UNDERWRITER'S CERTIFICATE